Exhibit 3.16

Department of State

United States of America,	}
	}	Secretary’s Office
State of South Dakota	}

This is to certify that the attached instrument of writing is a true, correct and examined copy of the Articles of Incorporation and Amendments for MJD CAPITAL CORP. filed in this office on September 2, 1997 until present.

(SEAL)	IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the state of South Dakota at the city of Pierre, the capital, on May 21, 2004.
Fees, $25	/s/ Chris Nelson Chris Nelson Secretary of State

Filed this 2nd day of Sept. 1997 Joyce Hazeltine	RECEIVED SEP 02 1997 S.D. SEC OF STATE

ARTICLES OF INCORPORATION

OF

MJD CAPITAL CORP.

KNOW ALL MEN BY THESE PRESENTS:

The undersigned, John F. Cogley, being of legal age and a resident of Davison County, South Dakota, does hereby for himself and for his associates and successors execute this instrument for the purpose of forming a business corporation under and by virtue of the corporate laws of the State of South Dakota. The undersigned hereby certifies and declares as follows:

I.

The name of the Corporation shall be MJD Capital Corp.

II.

The term for which this Corporation shall exist shall be perpetual.

III.

The purposes for which this Corporation is organized and formed are as follows:

a.                                       To purchase, acquire, own, finance and lease equipment of all kinds; and

b.                                      To exercise all general corporate powers conferred upon business corporations by the statutes of the State of South Dakota.

IV.

The amount and number of shares of corporate stock of this Corporation shall be One Dollar ($1) of common stock fully paid and nonassessable, divided as follows: One hundred (100) shares of common stock at a par value of One Cent (1¢) each.

V.

The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000) has been received for the issuance of shares.

VI.

The shareholders of the Corporation shall have no preemptive rights to acquire additional or treasury shares of the Corporation.

VII.

No stockholder shall be liable for the debts of the Corporation in any amount greater than his or her unpaid subscription to the capital stock.

VIII.

The members of the Board of Directors shall be entitled to be indemnified by the Corporation to the full extent authorized by SDCL 47-2-58.1 through 47-2-58.7, inclusive, as now in effect or as hereafter amended.

IX.

The address of the registered agent of the Corporation shall be 319 South Coteau Street, Pierre, South Dakota 57501, and the initial registered agent of the Corporation at such address shall be CT Corporation System.

X.

The initial Board of Directors of the Corporation shall consist of seven Directors, and the names and addresses of the persons to serve as such Directors until the first annual meeting of the stockholders or until their successors be elected and qualified are as follows, to-wit:

Name	Post Office Address

Meyer Haberman	521 E. Morehead Street, Suite 250 Charlotte, NC 28202

Eugene B. Johnson	521 E. Morehead Street, Suite 250 Charlotte, NC 28202

Reid G. Leggett	521 E. Morehead Street, Suite 250 Charlotte, NC 28202

George E. Matelich	521 E. Morehead Street, Suite 250 Charlotte, NC 28202

Jack H. Thomas	521 E. Morehead Street, Suite 250 Charlotte, NC 28202

Dan Bergstein	521 E. Morehead Street, Suite 250 Charlotte, NC 28202

Nelson Schwab III	521 E. Morehead Street, Suite 250 Charlotte, NC 28202

XI.

The name and address of the incorporator is as follows:

Name	Post Office Address

John F. Cogley	221 East Third, P.O. Box 1025 Mitchell, SD 57301

IN TESTIMONY WHEREOF, I have hereunto set my hand this 27th day of August, 1997.

/s/ John F. Cogley
John F. Cogley

STATE OF SOUTH DAKOTA	)
	)	ss.
COUNTY OF DAVISON	)

On this 27th day of August, 1997, before me, the undersigned officer, personally appeared John F. Cogley known to me, or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and seal.

/s/ Melody Hohn
Notary Public

My commission expires 5-23-99
(seal)

CONSENT TO APPOINTMENT BY REGISTERED AGENT

The undersigned, for and on behalf of CT Corporation System and being authorized to so do, hereby gives consent to serve as the registered agent for MJD Capital Corp.

Dated this 28th day of August, 1997.

CT CORPORATION SYSTEM

By	/s/ E. D. Mayer
Its	E. D. Mayer